Exhibit 99.2
Fact Book October 3, 2007

Safe-Harbor Statement The company uses caution in considering its current trends and the earnings disclosed in this Fact Book. The restaurant industry is highly competitive, and trends and guidance are subject to numerous factors and influences, some of which are discussed in the cautionary language other than its periodic filings on Forms 10-K, 10-Q, and 8-K (and any amendments to those forms) filed with the Securities and Exchange Commission ("SEC). Except for specific historical information, many of the matters discussed in this document may express or imply projections of revenues or expenditures, plans and objectives for future operations, growth or initiatives, expected future economic performance, or the expected outcome or impact of pending or threatened litigation. These and similar statements regarding events or results that CBRL Group, Inc. (the "Company") expects will or may occur in the future, are forward-looking statements that involve risks, uncertainties and other factors which may cause actual results and performance of the Company to differ materially from those expressed or implied by those statements. All forward-looking information is provided pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of these risks, uncertainties and other factors. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "trends," "assumptions," "target," "guidance," "outlook," "opportunity", "future," "plans," "goals," "objectives," "expectations," "near-term," "long-term," "projection," "may," "will," "would," "could," "expect," "intend," "estimate," "anticipate," "believe," "potential," "regular," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology. The Company believes the assumptions underlying these forward-looking statements are reasonable; however, any of the assumptions could be inaccurate, and therefore, actual results may differ materially from those projected in or implied by the forward-looking statements. Factors and risks that may result in actual results differing from this forward- looking information include, but are not limited to, those listed in Part I, Item 1A of the 2007 Annual Report on Form 10-K, as well as other factors including, without limitation, the factors described under "Critical Accounting Estimates" in that portion of the 2007 Annual Report that is incorporated by reference into Part II, Item 7 or, from time to time, in the Company's filings with the SEC, press releases and other communications. Readers are cautioned not to place undue reliance on forward-looking statements made in this document, since the statements speak only as of the document's date. The Company has no obligation, and does not intend, to publicly update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this document or to reflect the occurrence of unanticipated events. Readers are advised, however, to consult any future public disclosures the Company may make on subjects related to those discussed in this document.

Financial Data Financial information and data reported herein may include audited data or data extracted from audited financial statements, but readers should not rely on such data as being audited unless so designated. For audited financial information or more detailed footnote disclosure, the reader is directed to the Company's periodic reports, which can be found at the SEC's website, sec.gov, or the Company's website at cbrlgroup.com. "Non-GAAP financial measures," as that term is defined by the SEC in regulation G, are included in this document. The reconciliations to GAAP measures are reflected in the Appendix at the end of this document and are also available on our web site, cbrlgroup.com. Certain numbers in this supplement are from the Company's audited financial statements, but readers should refer only to the audited financial statements themselves to rely on audited results.

Corporate Profile Corporate Profile The principal activity of CBRL Group, Inc. ("CBRL, "CBRL Group," "our," and "we") (Nasdaq: CBRL) is to operate and develop the Cracker Barrel Old Country Store(r) restaurant and retail concept ("Cracker Barrel"). CBRL Group operates more than 560 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states. The restaurants serve breakfast, lunch and dinner. The retail area offers a variety of decorative and functional items specializing in rocking chairs, holiday gifts and toys, apparel and foods. The Cracker Barrel Brand Thirty-eight years ago, Cracker Barrel's founder, Dan Evins, recognized the potential to offer interstate highway travelers quality food, service and value consistently and conveniently by focusing on a mission of "Pleasing People." The initial success of the concept drove continued expansion along the interstate system, and today Cracker Barrel has evolved into an indelible part of the automotive travel experience. It is now one of the leading and most highly differentiated restaurant chains in the United States. Cracker Barrel welcomes about 600,000 people per day on average, serving meals for three day-parts and offering breakfast all day through its more than 560 stores. Each location also has one of our unique retail shops that generated in fiscal 2007 an average of more than $917,000 in retail sales on a 53 week basis, or over $429 per square foot of retail selling space, driven primarily by the high level of restaurant guest traffic. Cracker Barrel is a recognized guest favorite, having been named "Best in Family Dining" by Restaurants and Institutions magazine's "Choice in Chains" consumer survey for the 17th consecutive year. For the 14th year in a row, Destinations magazine's annual survey of bus operators and tour planners named Cracker Barrel the Best Restaurant Chain for Groups. The Good Sam Club named Cracker Barrel "the Most RV Friendly Sit- Down Restaurant in America" for the 6th year in a row. In addition, CBRL Group was named the third most admired food service company on Fortune's Most Admired Company list in 2007-the only full service restaurant on the list. In the 2007 Competitive Advantage Report: Restaurant & Beverage prepared by Kanbay Research Institute, Cracker Barrel was named the #1 restaurant in the casual dining category in meeting customer expectations

Awards Most RV-Friendly Sit-Down Restaurant in America - 6 yrs The Good Sam Club Best Restaurant Chain for Groups - 14 yrs Destinations magazine's annual survey of bus operators and tour planners Fortune's 3rd Most Admired Food Service Company in 2007 First Among Full Service Restaurants #1 Restaurant in the Casual Dining Category in Meeting Customer Expectations 2007 Competitive Advantage Report: Restaurant & Beverage by Kanbay Research Institute

Fun Facts How many CDs have Cracker Barrel Old Country Store(r) retail shops sold? How much of the world's maple syrup do we use and sell? What is the best selling retail product? How many miles of thin stick candy do we sell every year? How many pounds of flour do we use every day to produce our biscuits and dumplins? How many oranges are in a 20 oz. glass of Cracker Barrel orange juice? How many did we serve last year--approximately? Bacon? 75 million slices 100 million slices 125 million slices Eggs? 125 million 150 million 175 million Orders of Chicken 'N" Dumplins? 6 million 12 million 18 million Where did Moon Pies originate? How much pancake mix did we sell in 2006? How many packets of preserves, jams and jellies do we use per year? Less than 50 million 50 to 75 million More than 75 million What percentage of our locations are on the interstate?

Answers Over 3 million CDs sold 6% of the world's maple syrup Rockers-Over $20 million in fiscal 2007 If laid end-to-end, the quantity of thin sticks would stretch 940 miles. We use 70,000 pounds of flour every day. 12 to 14 Valencia oranges are in each 20 oz. glass of orange juice 124 million slices of bacon; 150 million eggs, and 12 million orders of Chicken N' Dumplins Moon Pies were first made to fill miners' lunch pails in 1917. They are made by the Chattanooga Bakery in Chattanooga, TN. We sold enough pancake mix to make 8.7 million pancakes-a stack 34 miles high. B: 50 to 75 million packets of preserves, jellies and jams per year 87 percent of our locations are on the interstate

Our Vision To be the best restaurant company in America Our Mission Pleasing People

Our Familiar Brand Crosses the Nation with 565 Restaurants in 41 States = areas under development 31 5 1 3 22 27 29 19 27 11 9 6 4 17 4 9 26 16 21 4 12 10 4 8 4 2 6 2 2 1 33 49 56 40 36 4 1 1 1 1 1 As of October 3, 2007

We serve multi-generation families Travelers and neighbors alike(tm) Source: 2006 Awareness & Usage Study conducted by Marketing Workshop and 2006 Guest Loyalty Program conducted by Service Management Group. Our mix of age groups Our mix of travelers and neighbors Traveler Local 50-64 65+ Pct 0.4 0.6 0.36 0.22 Local 60% Travelers 40%

Breakfast Breakfast Breakfast Breakfast Opportunities in all 3 day parts Lunch Dinner Avg. check increase FY 06 FY 07 $8.31 $8.17

NASDAQ : CBRL

Deep Industry Experience

Name	Position	Years at CBRL	Years in Industry
Mike Woodhouse	Chairman, President & CEO	12	28
Doug Barber	SVP, Restaurant Ops.	4	28
Doug Couvillion	SVP, Finance	6	14
Bob Doyle	VP, Product Development	3	25
Deb Evans	VP, General Merchandise Manager/Product Development	1	25[1]
Brian Eytchison	VP, Financial Planning & Analysis	7	16
Ed Greene	SVP, Strategic Initiatives	2	29
Rob Harig	SVP, Human Resources	7	30
Terry Maxwell	SVP, Retail Ops.	27	27
Forrest Shoaf	SVP, General Counsel	2	12
Simon Turner	SVP, CMO	2	14[2]
Larry White	SVP, Finance & CFO	8	20
Diana Wynne	SVP, Corporate Affairs	2	28

1) Retail
2) Restaurant plus Food & beverage marketing

12

5-Year Historical Perspective: Retail % to Total Sales

FY 06 Cracker Barrel Old Country Stores(r) Comparable Stores Outperform Knapp-Track(tm) Traffic FY 07 CBOCS Traffic Knapp- TrackTM Traffic

Consolidated Financial Highlights-- Continuing Operations $2,060 $2,191 $2,219 $2,352* $ in millions * Includes $46.3 million sales from 53rd week Includes $0.14 per share from 53rd week All Numbers exclude Logan's Roadhouse, Inc.

Consolidated Financial Highlights Continuing Operations Million shares $ in millions All Numbers exclude Logan's Roadhouse, Inc. * Includes $4.4 million from 53rd week

Return to Shareholders $ in millions Year-end share price

Free Cash Flow* Free Cash Flow is a non-GAAP financial measure derived from indicated GAAP components found on Statement of Cash Flows **Includes $27 million of cash paid for portion of redemption price of the Company's zero- coupon senior convertible notes that represented accreted interest Net cash provided by operating activities Cash used to purchase property and equipment Cash used for dividends

Operating Margin FY03 FY04 FY05 FY06 FY07 East 0.099 0.097 0.103 0.096 0.106 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Return on Invested Capital* Dividends Paid/Share Total Long-Term Debt Debt Maturity Schedule *See Reconciliation Table on Page 27

Quarterly Results-FY2007 31.76 25.06 30.18 36.02 36.01 Weighted average shares $2.52 $1.15 $0.44 $0.60 $0.45 Diluted EPS from continuing operations $76.0 $28.2 $12.1 $20.5 $15.2 Income from continuing operations 40.5 14.7 6.4 11.0 8.5 Provision for income taxes $116.5 $42.8 $18.5 $31.5 $23.7 Pretax income 51.7 14.7 11.6 10.8 14.6 Net Interest expense 7.2% 9.1% 5.5% 6.9% 6.9% Operating Margin $168.1 $57.6 $30.1 $42.2 $38.3 Operating income 136.2 33.4 31.5 34.0 37.3 General & administrative expense $304.3 $91.0 $61.6 $76.3 $75.5 Store operating income - - - - - Impairment & store closing costs 410.1 106.0 100.5 105.9 97.7 Other store operating expenses 892.8 242.1 219.0 219.6 212.2 Labor & other related expenses 744.3 193.1 167.9 210.4 172.9 Cost of goods sold $2,351.6 $632.1 $549.1 $612.1 $558.3 Total revenue 506.8 122.4 104.1 164.4 115.9 Retail $1,844.8 $509.8 $444.9 $447.8 $442.3 Restaurant FY2007* Q3 Q2 Q1 Q4* *Includes 53rd week which increased Total revenues by $46.3 million, Operating Income by $7.8 million, and Income from continuing operations by $4.4 million. $ in millions

Quarterly Results-FY2006 48.04 35.97 52.52 51.84 51.84 Weighted average shares $2.07 $0.82 $0.37 $0.53 $0.44 Diluted EPS $95.5 $28.4 $18.3 $26.7 $22.1 Income from continuing operations 44.9 10.1 9.3 13.8 11.7 Provision for income taxes $140.4 $38.5 $27.6 $40.5 $33.7 Pretax income 21.4 14.1 2.7 2.2 2.5 Net Interest expense 7.3% 9.3% 5.7% 7.3% 6.8% Operating Margin $161.8 $52.6 $30.3 $42.7 $36.2 Operating income 128.8 32.8 31.1 31.9 33.1 General & administrative expense $290.6 $85.3 $61.4 $74.6 $69.3 Store operating income 5.4 (1.5) 3.2 3.7 - Impairment & store closing costs 384.4 95.0 94.3 99.9 95.2 Other store operating expenses 832.9 210.9 209.4 208.2 204.4 Labor & other related expenses 706.1 173.5 165.8 200.2 166.6 Cost of goods sold $2,219.5 $563.3 $534.0 $586.7 $535.5 Total revenue 471.3 108.2 101.9 152.3 108.8 Retail $1,748.2 $455.1 $432.1 $434.4 $426.6 Restaurant FY2006 Q4 Q3 Q2 Q1 $ in millions

April 2006: Established $1.25 billion credit facility Acquired 16.75 million shares in Dutch Auction Tender Offer ($42.00 per share) December 2006: Divested Logan's Roadhouse ($485 million total consideration) Reduced debt by $75 million January 2007: Completed 2nd Dutch Auction Tender Offer acquiring 5.43 million shares ($46.00 per share) Third quarter 2007: Purchased 1.93 million shares for $91.4 million Fourth quarter 2007: Redeemed Senior Convertible Notes ($405 million principal amount at maturity) Purchased 1.4 million shares for $64 million Strategic Initiative

Store size: 10,000 sq. ft on approximately 2.5 acres of land Leased vs owned: 404 locations owned, 71.5% % on-interstate vs off: 12.5% off-interstate 55% off-interstate locations planned in FY08 Seats per restaurant: 200 Average number of employees per store: 105 Hourly turnover: 113% in FY07 Average unit volume: $3.34 million (53 week basis) Average weekly traffic: 7,600 Average check per guest: $8.31 Meal mix in FY07 Breakfast-23% Lunch-37% Dinner-40% Commodity breakdown expected in FY08 Beef 14% Vegetables 14 Dairy 13 Pork 11 Poultry 11 Seafood 7 65% of purchases contracted as of 9/12/07 Restaurant Data All numbers are for fiscal 2007

Size of retail 21.6% of sales 22% of square feet 3,400 SKUs $429/sq. ft. (53 week basis) Average unit volume: $.92 million (53 week basis) Leading products Rockers Weazle Balls Greeting cards Jumbo Checker/TicTacToe Rug Peg Games % of customers who purchase retail: 33% Second quarter highest retail sales due to Christmas holiday shopping Retail Data All numbers are for fiscal 2007

We see great long-term growth potential 1,200+ Units

All About Results-Fiscal 2008 (As of September 18, 2007 Press Release) Comparable store restaurant sales growth: 3 to 4% Comparable store retail sales growth: 3 to 5% 20 new stores; 4 opened as of October 3, 2007 Revenue growth of 4.5 to 5.5% Operating margin: 6.7 to 7.0% compared with 7.0% excluding the effect of the 53rd week in FY07 Depreciation and Interest Expense: $60 million Tax rate: 34.8% Diluted EPS: $3.05 to $3.20 Diluted weighted average shares: 23 to 23.5 million Capital expenditures: Approximately $105 million Maintenance capital <$30 million Simplify. Focus. Execute. Achieve Results!

Reconciliation Table

$ in millions

Continuing operations	FY03	FY04	FY05	FY06	FY07
Total sales	$ 1,923.5	$ 2,060.5	$ 2,190.9	$ 2,219.5	$ 2,351.6
Operating Income	$ 146.2	$ 154.0	$ 168.8	$ 161.8	$ 168.1
Net Interest	8.9	8.4	8.6	21.5	51.7
Income before income taxes	$ 138.5	$ 145.6	$ 160.2	$ 140.3	$ 116.5
Provision for income taxes	46.9	52.3	55.4	44.9	40.5
Net Income	$ 91.6	$ 93.3	$ 104.8	$ 95.5	$ 76.0
Operating margin = operating income/total sales	7.6%	7.5%	7.7%	7.3%	7.2%
Tax Rate	33.9%	35.9%	34.6%	32.0%	34.8%
Net Operating Profit After Tax	$ 96.6	$ 98.7	$ 110.4	$ 110.1	$ 109.7
Total shareholders' equity	789	873	870	302	104
Long-term debt	187	185	212	912	756
Invested capital = equity + debt	976	1,058	1,082	1,214	860
Average invested capital	977	1,020	1,071	1,152	1,045
Return on invested capital= net operating income after tax /average invested capital	9.9%	9.7%	10.3%	9.6%	10.6%

27